Exhibit 10.119

ASSIGNMENT OF OIL & GAS LEASES

AND BILL OF SALE

STATE OF TEXAS	(
KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF RUSK	(

FOR AND IN consideration of the sum of Ten ($10.00) Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ANDY MORRISON, whose mailing address is P. O. Box 187, Selman City, Texas 75689-0187, (hereinafter referred to as “ASSIGNOR”), does hereby BARGAIN, SELL, TRANSFER, ASSIGN and CONVEY unto David Stanley James whose mailing address is Box 234 New London, Texas 75682, (hereinafter referred to as “ASSIGNEE”) all of his right, title and interest (being 100% working interest and 87.5% net revenue interest), in and to those certain oil, gas and mineral leases, described in Exhibit “A”, attached hereto and made a part hereof for all purposes, and a like interest in and to all wells, well bores, personal property and/or well equipment thereon or therein, and all appurtenances thereto or used in connection therewith.

Prior to 06/23/03 This Assignment and Bill of Sale is subject to all Assignments, terms, covenants, reservations, agreements, obligations and/or conditions as set forth in all instruments of record in the Official Public Records of Rusk County, Texas, as of this effective date, and which concern the Oil, Gas and Mineral Leases herein described.

ASSIGNEE hereby agrees to comply with all of the provisions contained within the Oil, Gas and Mineral Lease herein described, and the laws and regulations of any governing agency governing the operation of any oil and/or gas wells located on this property, and in the State of Texas, including plugging and abandonment of wells and restoration of the surface.

Prior to 06/23/03 THIS ASSIGNMENT IS MADE WITHOUT WARRANTY, EXPRESSED OR IMPLIED, WITH RESPECT TO THE MERCHANTABILITY, FITNESS OR SUITABILITY OF ANY ASSIGNED WELLS AND APPURTENANCES, OR OF ANY OTHER PERSONAL PROPERTY, FIXTURES AND/OR EQUIPMENT TRANSFERRED OR ASSIGNED HEREIN.

Prior to 06/23/03 This Assignment and Bill of Sale is further made without warranty of title, expressed or implied, as to the Oil, Gas and Mineral Leases, except by, through and under Assignor, but not otherwise.

Prior to 06/23/03 This Assignment and Bill of Sale shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, successors and assigns.

Andy Morrison, Assignor, and

Assignee David S. James

IN WITNESS WHEREOF, this instrument is executed on the date shown on the acknowledgements below, but is effective as of the 1st day of June, 2003, at 12:00 a.m. local time, regardless of the date of execution.

ASSIGNOR:

/s/ Andy Morrison
Andy Morrison

ASSIGNEE:

/s/ David S. James

STATE OF TEXAS	(
COUNTY OF RUSK	(

The foregoing instrument was acknowledged before me on this 23 day of June, 2003, by ANDY MORRISON.

/s/ Barbara McKenna
Notary Public - Statewide

STATE OF TEXAS	(
COUNTY OF _______	(

The foregoing instrument was acknowledged before me on this 23rd day of June, 2003, by______________________________________________, in the capacity herein stated.

/s/ Barbara McKenna
Notary Public - Statewide